UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 20, 2006

Date of Report

(Date of earliest event reported)

SYNTHETECH, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321

(Address of principal executive offices) (Zip Code)

(541) 967-6575

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The information provided in Item 2.03 of this current report on Form 8-K is incorporated herein by this reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 20, 2006, Synthetech, Inc. entered into a Loan and Security Agreement dated as of June 15, 2006, with Access Business Finance, LLC (the “Agreement”). Under the Agreement, Access Business Finance has agreed to loan to Synthetech an amount equal to the lesser of (a) $2,000,000 and (b) a borrowing base equal to (i) 85% of Synthetech’s accounts receivable and (ii) the lesser of (x) 40% of the value of Synthetech’s inventory or (y) $975,000. The loan bears interest at the prime rate reflected in the Wall Street Journal plus three percent. Accrued interest is payable monthly. The loan is secured by all of Synthetech’s assets.

The initial term of the Agreement ends on June 15, 2007 and the Agreement automatically renews for additional one-year terms thereafter unless either party gives the other 30 days’ written notice of its intention to terminate the Agreement at the end of the initial term or any renewal term. All unpaid obligations under the Agreement are due and payable upon termination of the Agreement.

The Agreement contains certain restrictive covenants, including restrictions on Synthetech’s ability to grant additional liens, enter into a merger, acquisition or similar transaction or to transfer any of its assets outside the ordinary course of its business.

It is an event of default under the Agreement if, among other things, (a) Synthetech fails to make a payment due under the Agreement; (b) the amount owing under the Agreement exceeds the lesser of (x) the borrowing base, less certain reserves and (y) $2,000,000; (c) Synthetech fails to pay any debt in excess of $25,000 or otherwise acts or fails to act in a way that causes acceleration of such debt; (d) Synthetech files for bankruptcy or becomes insolvent; (e) there is an adverse change in Synthetech’s financial condition or operations resulting in a material impairment to its ability to repay the loan; (f) there is a change in ownership of more than 30% of Synthetech’s voting stock; or (g) Gary Weber or Dan Fagan cease to be affiliated with Synthetech in their present capacities. Immediately upon an event of default, the interest rate on the loan will increase by 10%. Upon the occurrence of an event of default, Access Business Finance may terminate the Loan Agreement and declare all obligations due thereunder immediately due and payable.

A copy of the Loan and Security Agreement is filed as an exhibit to this report and is incorporated into this Item 1.01 by this reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement dated as of June 15, 2006 between Synthetech, Inc. and Access Business Finance, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2006	By:	/s/ Gary Weber Gary Weber Vice President Finance and Administration, Chief Financial Officer, Secretary and Treasurer